CERTIFICATE OF
        DECREASE AND INCREASE IN AUTHORIZED SHARES PURSUANT TO NRS 78.207
                             OF COMPU-GRAPHICS, LTD.

     We, the undersigned President and Secretary of Compu-Graphics, Ltd. do hereby certify that:

     1. The Board of Directors of said corporation, on November 20, 1997, adopted a resolution decreasing and increasing the authorized and outstanding shares of common stock by means of a 1-for-100 reverse stock split, in accordance with the provisions of NRS 78.207, and subsequently increasing the authorized shares from 25,000,000 to 100,000,000 shares consisting of 99,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock.

     2.

          (a) The number and par value of authorized shares before the change is as follows:

               (i) Common Stock - 25,000,000 shares authorized; $0.001 par value.

               (ii) Preferred Stock - 0 shares authorized

          (b) The number and par value of authorized shares after the reverse stock split is as follows:

               (i) Common Stock - 25,000 shares authorized; $0.001 par value.

               (ii) Preferred Stock - 0 shares authorized;

          (c) The number and par value of authorized shares after decrease resulting from the reverse stock split and increase resulting from the reauthorization pursuant to Section 78.207 is as follows:

               (i) Common Stock - 99,000,000 shares authorized; $0.001 par value.

               (ii) Preferred Stock - 1,000,000 shares authorized; $0.001 par value;

          (d) One-hundredth (.01) of a share of common stock shall be issued pursuant to the change for each issued share of common stock prior to the change.

          (e) No fractional shares shall be issued pursuant to the change. In lieu of fractional shares, each fractional share otherwise issuable shall be rounded up to the nearest whole share.

          (f) No approval of stockholders is required pursuant to NRS 78.207

          (g) The effective date of the change is November 21, 1997.

         Dated:  November 21, 1997

                                             Compu-Graphics, Ltd.

                                             By: /s/ Craig Barton
                                             -------------------------
                                             Craig Barton, President


                                             By: /s/ Hank Vanderkam
                                             -------------------------
                                             Hank Vanderkam, Secretary

STATE OF IDAHO

COUNTY OF BINGHAM

     On November 26, 1997 personally appeared before me, a Notary Public, Craig Barton, who acknowledged that he executed the above document as President of Compu-Graphics, Ltd.
                                             /s/ John S. (Illegible)
                                             --------------------------
                                             Notary Public

STATE OF TEXAS

COUNTY OF HARRIS

     On November 21, 1997 personally appeared before me, a Notary Public, Hank Vanderkam, who acknowledged that he executed the above document as Secretary of Compu-Graphics, Ltd.

                                             /s/ Andrea Benson
                                             -------------------------
                                             Notary Public